Exhibit 10.1

SUBSCRIPTION AGREEMENT

AV Therapeutics, Inc.
20 East 68th St., Suite 204
New York, NY 10065

Ladies and Gentlemen:

1.         Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from AV Therapeutics, Inc. a Delaware corporation (the “Company”) the number of shares of the Company’s common stock (the “Shares”) set forth on the signature page hereof at a purchase price of $0.20 per Share and a warrant to purchase one half of a share of the Company’s common stock for each Share purchased by the Purchaser pursuant to this Subscription Agreement (the “Warrant”) in the form attached hereto as Exhibit “A”.

2.         This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement (the “Agreement” or “Subscription Agreement”) and the Confidential Private Placement Memorandum (“PPM”) of the Company dated September 30, 2013, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering (the “Offering”) by the Company of  up  to  a  maximum  of 17,500,000 shares of common stock ($3,500,000) (“Maximum Offering Amount”) of which 3,550,000 shares have already been sold $710,000.   The terms of the Offering as are more completely described in the Memorandum (as amended by Supplement No. 1 and Supplement No. 2 to the Memorandum) and such terms are incorporated herein in their entirety.

3.         Payment.   The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Sichenzia Ross Friedman Ference, Escrow Agent for AV Therapeutics, Inc.” in the full amount of the purchase price of the Shares being subscribed for.  Wire transfer instructions are set forth on page 12 hereof under the heading “To subscribe for Shares in the private offering of AV Therapeutics, Inc.”  Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest or offset if (i) this Subscription Agreement is not accepted by the Company or (ii) the Offering is terminated pursuant to its terms by the Company prior to the Closing for the shares being purchased pursuant to this Subscription Agreement (the “Closing”). Together with a check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement, in the form of Exhibit “B” to the Memorandum (the “Registration Rights Agreement”).

4.         Deposit of Funds. All payments made as provided in Section 3 hereof shall be deposited with Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”), in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) the Closing, (b) the rejection of such subscription, and (c) the termination of the Offering by the Company. The Company may continue to offer and sell the Shares and conduct additional closings for the sale of additional Shares until the termination of the Offering.

5.         Acceptance of Subscription and Delivery of Shares. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole, or the Offering of Shares is terminated for any reason, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted. The Company shall deliver or cause to be delivered to the Purchasers certificates for the Shares within ten business days of the applicable Closing for such Shares, at the addresses set forth on the signature page to this Agreement, or at such other address as the Purchasers may provide in writing to the Company.

6.         Representations and Warranties.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)       None of the Shares offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)      Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)       Neither the Securities and Exchange Commission nor any state securities commission or other regulatory authority has approved the Shares, or passed upon or endorsed the merits of the offering of Shares or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority;

(d)      All documents, records, and books pertaining to the investment in the Shares (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any;

(e)       The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering of the Shares and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)        In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Memorandum;

(g)       The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Shares and is not subscribing for the Shares and did not become aware of the Offering of the Shares through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(i)        The  Purchaser,  together  with  its  Advisers,  if  any,  has  such  knowledge  and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto;

(j)        The Purchaser is not relying on the Company, or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)       The Purchaser is acquiring the Shares solely for such Purchaser's own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, and the Purchaser has no plans to enter into any such agreement or arrangement.

(l)        The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books.   Appropriate notations will be made in the Company's stock books to the effect that the Shares have not been registered under the Securities Act or applicable state securities laws.  Stop transfer instructions will be placed with the transfer agent of the Shares.  The Company has agreed that purchasers of the Shares will have, with respect to the Shares, the registration rights described in the Registration Rights Agreement.  Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Shares, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(m)      The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time;

(n)       The Purchaser is aware that an investment in the Shares is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Memorandum and in the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 17, 2013, and, in particular, acknowledges its understanding that  the Company has a limited operating history, significant operating losses since inception, no revenues to date, limited assets and is engaged in a highly competitive business;

(o)       The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(p)       The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Shares, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)       The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any;

(r)       Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company, is complete and accurate and may be relied upon by the Company,  in determining the availability  of  an  exemption  from  registration  under  federal  and  state  securities  laws  in connection with the offering of securities as described in the Memorandum.   The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares;

(s)       The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  The Purchaser is knowledgeable about investment considerations in companies with limited operating histories.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(t)        The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)       The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(v)       No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

(w)      Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(x)       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(y)       In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser should  be  aware that it  will be  required to  bear the  financial risks  of  this investment for an indefinite period of time;

(z)        (For ERISA plans only)    The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(aa)     The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(bb)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person  having a  beneficial interest in  the Purchaser; or  (4)  any person  for  whom  the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.   The Purchaser acknowledges that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.   The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations;

(cc)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person  having a  beneficial interest in  the Purchaser; or  (4)  any person  for  whom  the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(dd)     If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

7.         Anti-Dilution Adjustment for Common Stock. For a period commencing on the First Closing and terminating on a date which is 24 months from the First Closing (the “Adjustment Period”), in the event the Company issues or grants any shares of common stock or securities convertible, exchangeable or exercisable for shares of common stock (“Common Stock Equivalents”) pursuant to which shares of common stock may be acquired at a price less than $0.20 per share (an “Adjustment Event”), then the Company shall promptly issue additional shares of common stock to the Purchasers in an amount sufficient that the subscription price paid hereunder, when divided by the total number of shares issued will result in an actual price paid by the Purchaser per share of common stock equal to such lower price (for purposes of explanation this Section is intended to provide for a “full ratchet” adjustment). Such adjustments shall be made successively whenever such an issuance is made during the Adjustment Period and shall only be applicable to the Shares of common stock originally purchased hereunder, and which continue to be held, by the Purchasers as of the date of the Adjustment Event.  This Section shall not apply to an “Exempt Issuance”. The Company shall issue any additional shares of common stock to the Purchasers required to be issued pursuant to this Section within 15 business days of the date of the Adjustment Event.  “Exempt Issuance” means the issuance or sale of Common Stock or Common Stock Equivalents for or in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity by the Company or any subsidiary of the Company so long as such issuances are not for the purpose of raising capital, (ii) bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of common stock or Common Stock Equivalents  to employees, directors, and consultants  approved by majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (iv) the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding as of the date of this Agreement, or pursuant to agreements in effect as of the date of this Agreement (including, without limitation, securities issuable pursuant to this Agreement or the Memorandum), (v) securities issued or issuable pursuant to agreements and/ or securities issued or issuable in connection with the Acquisition and (vi) issuances of securities in connection with a public offering which is underwritten on a firm commitment basis.

8.         Participation in Future Financing.

(a)           From the date hereof until the date that is 18 months from the date of this Agreement, upon any issuance by the Company or any of its subsidiaries of Common

Stock, Common Stock Equivalents for cash consideration, indebtedness (or a combination of units hereof) (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least two (2) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or entity through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such second (2nd) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the second (2nd ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section.

(f)           The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such

Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

Notwithstanding the foregoing, this Section shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock.

As used herein the following terms have the meanings set forth herein:

“Trading Day”   means a day on which the New York Stock Exchange is open for trading.

9.         Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, the Company’s wholly owned subsidiary Advanced Vaccine Therapeutics, Inc., and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

10.       Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.   If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11.       Modification.  All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the holders of the majority of the Shares originally purchased who continue to hold such Shares purchased pursuant to this Agreement at the time when any such modifications, amendments or waivers is sought.

12.       Immaterial Modifications to the Registration Rights Agreement.  The Company may, at any time prior to the First Closing, modify the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

13.       Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

14.       Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of Shares shall be made only in accordance with all applicable laws.

15.       Applicable Law, Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

16.       Blue Sky Qualification.  The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.       Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.       Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence.  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

19.       Miscellaneous.

(a)       This Subscription Agreement, together with the Registration Rights Agreement, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)       The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(c)       Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)       This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)       Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)        Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)       The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

(h)       Independent Nature of Purchasers.  The obligations of each Purchaser under this Agreement or other transaction document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other transaction document.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Purchaser shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in connection with the transactions contemplated hereby.

(i)        Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20.   Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the Shares and Warrants to subscribers pursuant to the Memorandum.   Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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Instructions

To subscribe for Shares in the private offering of AV Therapeutics, Inc.:

1.	Date and Fill in the number of Shares being purchased and Complete and Sign the attached Omnibus Signature Page to the Subscription Agreement and Registration Agreement.

2.	Initial the Accredited Investor Certification page attached hereto.

3.	Complete and Sign the Selling Stockholder Questionnaire.

4.
E-mail the Omnibus Signature Page, Accredited Investor Certification page, Investor Profile and, if applicable, Wire Transfer Authorization, to Darrin Ocasio at dmocasio@srff.com and then send all signed original documents with check (if applicable) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, NY 10006
Attention: Darrin Ocasio

5.	Please make your subscription payment payable to the order of “Sichenzia Ross Friedman Ference, Escrow Agent for AV Therapeutics, Inc.”

For wiring funds directly to the escrow account, see the following instructions:

Wire to:

A/C of
A/C#:
ABA#:
SWIFT Code:
FBO:                       [Investor Name]
 [Social Security Number]
 [Address]

All funds tendered by Purchasers will be held in a non-interest bearing escrow account in the Company’s name at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl., New York, New York 10006.  It is contemplated that the funds will be released from escrow at such time (or promptly thereafter) as all conditions to closing as set forth in the Subscription Agreement have been satisfied (or otherwise waived) and a closing is consummated.

AV THERAPEUTICS, INC.
OMNIBUS SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT
AND REGISTRATION RIGHTS AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of [________]    Shares at a price of $0.20 per Share for an aggregate purchase price of $[_____] (NOTE: to be completed by subscriber) and executes the Subscription Agreement and the Registration Rights Agreement. A warrant to purchase one half a share of Common Stock will be issued for each Share purchased by the Purchaser.

Date (NOTE: To be completed by subscriber):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
Name:	State of Organization
Title:

Date	Address

AV Therapeutics, Inc.

By: ____________________
Authorized Officer

Advanced Vaccine Therapeutics, Inc.

By:
Authorized Officer